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                                                                   EXHIBIT a(24)

                          ING VARIABLE PRODUCTS TRUST

              ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES

                                NOVEMBER 11,2003

                                                             RECEIVED
                                                            NOV 26 2003
                                                   SECRETARY OF THE COMMONWEALTH
                                                       CORPORATIONS DIVISION

The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections
5.11 and Trust's Declaration of Trust dated December 17,1993, as amended (the "Declaration of Trust"), hereby establish and designate an additional series of the Trust (the "Portfolio"), and divide the shares of beneficial interest of the Portfolio into two separate classes (each a "Class" and collectively, the "Classes"), the Portfolio and the Classes hereby created having the following special and relative rights:

         1. The Portfolio shall be designated ING VP Real Estate Portfolio. The Classes thereof shall be designated as follows:
                  ING VP Real Estate Portfolio Class R and ING VP Real Estate Portfolio Class S.

         2. The Portfolio shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the then current registration statement on Form N-1 A (File No. 33-56881) as filed with the United States Securities and Exchange Commission with respect to the Portfolio under the Securities Act of 1933, as amended (the "Registration Statement"). Each share of each Class of the beneficial interests of the Portfolio ("Share") shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to such class of shares of the Portfolio, and shall be entitled to receive its pro rata share of net assets allocable to such class of shares of that Portfolio upon liquidation of the Portfolio, all as provided in the Declaration of Trust. The proceeds of sales of Shares of the Portfolio, together with any income and gain thereon, less any dimunition or expenses thereof, shall irrevocably belong to the Portfolio, unless otherwise required by law.

         3. Each share of beneficial interest of the Portfolio shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or class of Shares) shall be entitled to vote. Shareholders of the Portfolio shall vote together as a class on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of certain series within the Trust, in which case only the Shareholders of such series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Portfolio if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Portfolio and each other series within the Trust, as set forth in Section 5.11 of the Declaration of Trust, except as described below:

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                  a.       Costs incurred by the Trust on behalf of a Portfolio
                           in connection with the organization and initial registration and public offering of Shares of that Portfolio shall be allocated to that Portfolio.

                  b. The Trustees may from time to time in particular cases make specific allocation of assets or liabilities among the series within the Trust and each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

         5. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Portfolio or any Class thereof now or hereafter created, or otherwise change the special and relative rights of the Shareholders of the Portfolio or a Class.

The foregoing shall be effective upon the date first written above.


/s/ Paul S. Doherty                        /s/ David W.C. Putnam
-----------------------------              -----------------------------
Paul S. Doherty, as Trustee                David W.C. Putnam, as Trustee

/s/ J. Michael Earley                      /s/ Blaine E. Rieke
-----------------------------              -----------------------------
J. Michael Earley, as Trustee              Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                  /s/ John G. Turner
-----------------------------              -----------------------------
R. Barbara Gitenstein, as Trustee          John G. Turner, as Trustee

/s/ Walter H. May                          /s/ Roger B. Vincent
-----------------------------              -----------------------------
Walter H. May, as Trustee                  Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                    /s/ Richard A. Wedemeyer
-----------------------------              -----------------------------
Thomas J. McInerney, as Trustee            Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
-----------------------------
Jock Patton, as Trustee


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